FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT ("*Amendment*") is entered into by and between Rockies Standard Oil Company, LLC, a Delaware limited liability company ("*RSOC*"), and Rolling Rock Resources, LLC, a Nevada limited liability company ("*ROLLING*") and effective as of March 1, 2017. RSOC and ROLLING may be referred to herein, each individually, as a "*Party*" and, collectively, as the "*Parties*."

WHEREAS, the Parties are party to that certain Purchase and Sale Agreement by and between ROLLING and RSOC dated effective March 1, 2017 (the "*PSA*"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA.

WHEREAS, the Parties entered into that certain First Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 ("*First Amendment*") for the purpose of modifying Section 2.1, Section 4.6 and Section 6.6 of the PSA;

WHEREAS, the Parties entered into that certain Second Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 ("*Second Amendment*") for the purpose of modifying Section 2.1, Section 3.1, Section 3.2, Section 3.4, and Section 3.5 of the PSA; and

WHEREAS, the Parties entered into that certain Third Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 ("*Third Amendment*") for the purpose of modifying Section 2.1, Section 3.1.4, and Section 3.5 of the PSA (the PSA as modified by the First Amendment, Second Amendment, and Third Amendment may hereinafter be referred to as the "*Agreement*"); and

WHEREAS, as permitted by and in accordance with Section 14.8 of the PSA the Parties desire to amend and modify the Agreement as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, RSOC and ROLLING do hereby contract, stipulate, consent, and agree as follows:

1. The definition of "Payment Deadline" in Section 2.1 of the Agreement is amended to read as follows:

   "*Payment Deadline*" shall be October 1, 2019, provided that, if Fortem's stock is not listed on the TSX Venture Exchange on or before October 1, 2018, the Payment Deadline shall be December 31, 2018.

2. No Other Amendments. All other terms of the Agreement not amended hereby remain in full force and effect as originally set forth.

3. This Amendment may be executed by facsimile or other means of electronic communication capable of producing a printed copy and by counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

4. This Amendment has been duly executed on behalf of the parties hereto effective as of the date first written above.

IN WITNESS WHEREOF, this Fourth Amendment is executed, agreed to, and accepted by the Parties as of the Effective Date.

RSOC:
ROCKIES STANDARD OIL COMPANY, LLC
By: **PetroFuego, LLC**, as manager of Rockies Standard Oil Company, LLC

By: /s/ Daniel Gunnell
Name: Daniel Gunnell
Title: Manager of PetroFuego, LLC

FORTEM:
Fortem Resources Inc.

By: /s/ Michael Caetano
Name: Michael Caetano
Title: Chief Operating Officer